Exhibit (e)(2)(iii)

Schedules A and B to

To Amended and Restated Distribution Contract

Amended as of September 16, 2013

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name
Ashmore Emerging Markets Corporate Debt Fund
Ashmore Emerging Markets Local Currency Fund
Ashmore Emerging Markets Local Currency Bond Fund
Ashmore Emerging Markets Sovereign Debt Fund
Ashmore Emerging Markets Total Return Fund
Ashmore Emerging Markets Equity Fund
Ashmore Emerging Markets Small-Cap Equity Fund
Ashmore Emerging Markets Frontier Equity Fund

Dated as of: September 16, 2013

Schedule B

ASHMORE FUNDS

Share Classes

All Funds

Institutional Class

Class A

Class C

Dated as of: September 16, 2013

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:
Title:

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:
Name:
Title:

Date: September 16, 2013

[Schedules A and B to Distribution Contract]